UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement

On November 7, 2022, Lannett Company, Inc. (the “Company”) entered into a Sub-License Agreement with Ypsomed AG (the “Agreement”), the supplier of the pen injector device to be used in connection with the biosimilar insulin glargine and biosimilar insulin aspart products under development by the Company and its collaboration partner, HEC Pharma company (“Partner”).

The Agreement provides, among other things, that the Company shall receive a sub-license in exchange for its financial contribution to a licensing arrangement between Ypsomed and Sanofi-Aventis Deutschland GmbH, holder of various patents relating to the pen injector device. The sub-license shall provide the Company and Partner freedom to operate and a covenant not to sue for the final assembly, registration, use, sale and offer for sale of the pen injector device used in connection with Company’s insulin products in the Territories (as defined in the Ypsomed supply agreement, including the USA). The financial terms of the Agreement are confidential.

The Company expects to file the Agreement (in redacted form) as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2022. The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement when filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: November 14, 2022